Exhibit 3.39

CERTIFICATE OF INCORPORATION

OF

COLORADO YAMPA COAL COMPANY

1. The name of the corporation is:

COLORADO YAMPA COAL COMPANY

2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

6. The name and mailing address of the incorporator is:

L. M. Custis

100 West Tenth Street

Wilmington, Delaware 19801

I 1, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of August, 1982.

/s/ L. M. Custis

L. M. Custis

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

COLORADO YAMPA COAL COMPANY

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

COLORADO YAMPA COAL COMPANY

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 8, 2010.

/s/ Kenneth L. Wagner
Name: Kenneth L. Wagner
Title: Vice President